Exhibit 99.3
DIODES 4Q10 EARNINGS CALL
QUESTION AND ANSWER

Operator
Your first question is from the line of Ramesh Misra from Brigantine Advisors.

Ramesh Misra - Brigantine Advisors — Analyst
My first question was related to your logic product ramp. When does that become a meaningful product portion of your revenues? And if you can provide some degree of the acceleration through 2011? That would be great.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
We are pretty consistent on the path that we have been talking about. We are starting to see reasonable revenues from that or measurable revenues from that in the second half of 2011.
The design activity is quite brisk, but the adoption takes a little bit of time. Most of this will be done in new design wins and new sockets. It takes awhile for those to get into production. But we feel pretty comfortable we are making good progress toward that goal.

Keh-Shew Lu - Diodes, Inc. — President and CEO
When you start from zero business, even you double every quarter, it still takes a long time to be significant to our revenue. But I believe, when you say you say 2015? I think he is.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
Second half of 2011.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Second half 2011, it really won’t be a major effect to our revenue growth.

Ramesh Misra - Brigantine Advisors — Analyst
Okay. Got it. In regards to the pricing environment, what are you seeing out there? Both at the end of Q4, and what are you seeing fanning out for Q1 and if you are getting any greater visibility then?

Keh-Shew Lu - Diodes, Inc. — President and CEO
The price still fairly stable. You have seasonable slow-down and the price erosion, but typically is offset by our cost reduction. You see we still get very high on our gross margin.
And in fourth quarter, move forward to 1Q. We don’t really see a major ASP degradation. We still see a normal season pattern, okay? And then you always try to offset by cost reduction. So we don’t see any special difference from the past.

Ramesh Misra - Brigantine Advisors — Analyst
Got it. In regards to the labor shortages, Dr. Lu, this is actually the first time I think you have ever brought this up.
Are there any abnormal drivers for that? Or was it — is it mostly related to the, to the New Year holidays? And do you expect the labor issues to be resolved by Q2?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Okay, number one, to answer you, the problem should be resolved by Q2, yes. But the reason they are unusual than before, is China just announced this fifth so-called five-year plan. China’s government always, every five years, they have this so-called five-year plan. They just announced the 12th, five-year plan.
And this five-year plan start to put a lot of emphasis in the inland economic or inland situation than the cost. So China want to push the development in the inland faster than the cost, such that their economics is much balanced than before.
And in the before, China put a lot of emphasis in the cost, such that the cost begins to go way up and then cause this inflation and this inflation caused a lot of embarrass between the richer and poorer.
So the government tried to stabilize the situation, and tried to push the development in the inland of China and therefore, you know, you get more emphasis, more money, developed in the inland area.
And that cause the labor, instead of go to coast, to take a job. The labors start to go back and don’t come back. Okay?
In addition to that is the weather and the transportation problem. People go home for Chinese New Year sooner than before. And that is what happened to us. So all those things caused the labor shortage. But we are addressing that and we believe in the second quarter — actually, we start hiring more people. But don’t forget, it take us six, eight week of training before they can be productive.

Ramesh Misra - Brigantine Advisors — Analyst
Right. Just very quickly, I guess all this kind of pushes you towards your ramping up your Chengdu facility.

Keh-Shew Lu - Diodes, Inc. — President and CEO
You are right.

Ramesh Misra - Brigantine Advisors — Analyst
When does Chengdu ramp up? What’s the time line for production to become meaningful at Chengdu?

Keh-Shew Lu - Diodes, Inc. — President and CEO
We, from the long term, we just need to buy the land from the government, build the building, and then start to go to the — go to ramp up the production.
But temporarily, what we do is we lease a facility and that facility we just finish the layout and then we are going to start to install the equipment and then start to ramp.
But it will be not a high volume, until we have our own — then purchased, build our own building. So I’m looking at, for the long-term biggest growth, will be probably one year to 18 months. But we are ramping up our leased facility to get people trained, to get engineering, the crew did.
So we do have so-called initial production, and supposed to be equipment to come in after Chinese New Years. So there is total equipment now, and probably one quarter from today, we can start to do some limited production.

Ramesh Misra - Brigantine Advisors — Analyst
Okay, thanks very much. And congratulations.

Operator
Your next question is from the line of Steve Smigie with Raymond James.

Steve Smigie - Raymond James — Analyst
Great, thank you. And congratulations on the nice result, the nice guidance.
Something to talk a little bit about CapEx strategy for this year. You guys accelerated the capital spending last year and I think that resulted in some pretty significant share gains.
Sounds like you are going back to your more normal CapEx plans. How does that fit in with continuing to capture market share? Could you maybe reaccelerate it later or is this going to be plenty of capital added, at this point?

Keh-Shew Lu - Diodes, Inc. — President and CEO
If you look at our CHEI in the past, eight to ten years, we are running with our CHEIs, about 20- something percent. 23%, 25%. If we want to keep in that kind of rate — we 10% to 12% would be okay. Okay?
And the reason, last year we spend 14% is we actually underspending in 2009 and in 2010 we grow 41%. That — to support that 41%, you really need to increase and that’s what happens.
But move forward. I think we will be keeping to our business model, which is 14%.

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
12%.

Keh-Shew Lu - Diodes, Inc. — President and CEO
No, 12% . 10% to 12%. Now, we would start to consider Chengdu and see how aggressively we want to grow up Chengdu. Okay? And that, if we grow up like our regular, then 10% to 12% can cover that. But at the beginning, we might need a little bit higher to cover the Chengdu start.

Steve Smigie - Raymond James — Analyst
Okay, great. And then I guess, just similarly, you guys have done a couple of very successful acquisitions, Zetex and — actually, more than a couple. Several successful acquisitions really ramped up your growth. Gives you some good cross-selling opportunities. Been a little while since the last major one.
Does it make sense to start looking at another one here?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Yes, it always makes sense to do the M&A. The only problem is, in several pockets, I want to buy them — they think my offer is too low. If I can get to some kind of agreement, we will have some M&A activity.
But at this moment, I do not have the one I can talking about yet. Always my responsibility and is always in my consideration and always watch out for that opportunity.

Steve Smigie - Raymond James — Analyst
Okay. Last question is just with regard to gross margin. Sounds like you are getting some of the labor issues fixed up. I know your models are only 35% right now.
Seems like maybe pricing is a little bit more favorable than usual. As we start to look back at June, is it likely — as it gets into June, September, that that gross margin trends more back toward that 38%? Or is that going to be too aggressive?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, it would probably be too aggressive. You know, our strategy always, if I can grow, then I choose to grow, instead of limit the growth and that is why I improved the gross margin.
What I really looking is in GPM dollar. I think you know that. That really as long as give me the base of GPM dollar, I don’t care it coming from revenue or coming from GPM percent.
The reason we take the opportunity is due to, we do not have enough equipment capacity, even we grow — we put 14% of CapEx in there, we still kind of capacity limited, equipment capacity limited.
And because of that, you take the opportunity, since you cannot produce more units, then you might take opportunity by changing the product mix and get GPM percent higher to get more GPM dollars.
Now, if I get the capacity, install it fast enough such that I can get in the market share and revenue instead of just growth rates and GPM percent. So our strategy always GPM dollar is what I’m focus on.

Steve Smigie - Raymond James — Analyst
Right.

Keh-Shew Lu - Diodes, Inc. — President and CEO
So when you play with the model, you can either play in revenue, but really target GPM dollar.

Steve Smigie - Raymond James — Analyst
Right. Makes sense. Okay, thank you.

Operator
Your next question is from the line of John Vinh with Collins Stewart.

John Vinh - Collins Stewart — Analyst
Thanks for taking my question. Just a follow-up question on the shortages. Obviously in your prepared commentaries you talked about demand being better than seasonal.
Obviously your CapEx capacity continues to expand in Q1. If you didn’t have the shortages, sounds like revenues could have been up in Q1.
Is there any way you guys could quantify what the demand trends look like in Q1 in terms of either backlog or backlog coverage?

Keh-Shew Lu - Diodes, Inc. — President and CEO
I don’t know if we suppose we can do that or not. The two guys here, they are shaking heads. I cannot really talking about that. So probably we cannot talk about it.
But our market is better than traditional, because, typically, in our 1Q, you should be down 5% to 10% and I think your model, John, you show that too, right?
And even today, we show 0% to minus 5%. We still better than the seasonal down. But it’s a lot of — some of the reason was really due to market manpower shortage.

John Vinh - Collins Stewart — Analyst
I got it. Then my follow-up is, obviously on the labor shortage. I mean, this time of year, you guys typically see quite a bit of turnover in China.
Does your Chengdu facility give you some advantages in terms of a — do you think you get a lower turnover rate in Chengdu versus Shanghai? And also on wages, can you give us a sense — is there a wage differential? Do you get a cost benefit from shifting a little bit more capacity to Chengdu versus Shanghai?

Keh-Shew Lu - Diodes, Inc. — President and CEO
I’m glad to answer that. Before I forget, don’t forget our fourth quarter, when typically is 0% to 5% down, our fourth quarter is actually flat. So that is why we believe our — we continue gaining the market share. Okay? So that just finish what I’m talking about.
Talking about Chengdu, sure, Chengdu — the labor costs going to be always lower than Shanghai area. Because where our facilities is in Shanghai and Shanghai is most expensive from labor costs point of view.
So Chengdu going to be reduced, our costs. And from stability point of view, yes, again, Chengdu is a big inland city and they control a lot of working around Sichuan province and to working in there.
Chengdu going to be much easier to recruit the people than the Shanghai. Because, Shanghai, most labor you are counting on the labor coming from inland, working in the Shanghai area. So if they don’t come back, or they stay in their hometown, then we in trouble.

John Vinh - Collins Stewart — Analyst
Great. Thank you. And my last question is, Mark, you talked a lot about this call on a new LED driver products. Can you clarify? I think you mentioned TVs.
Do you guys have a product that supports the LED drivers for TVs? You have design wins at this point in time?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Are you talking about LED, TV?

John Vinh - Collins Stewart — Analyst
Yes.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
We have some drivers in small panel, okay? Nothing in large panel. And so, we focused in small panel, presently, in general illumination LED drivers and we released our first AC DC recently. I can’t frankly remember if that was in December or in January. So, our 9910. We continue to expand and we consider that a very exciting opportunity for us, and a true growth driver going forward. So we’re moving in a lot of different directions, in that product space.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Actually, this is two different strategy. For the larger TV, that is really backlighting strategy and for the one AC to DC, that is more in general a lighting driver strategy. They are completely different product family. Product strategy. John Vinh — Collins Stewart — Analyst: Great. Thank you.

Operator
Your next question is from the line of Shawn Harrison with Longbow Research.

Shawn Harrison - Longbow Research — Analyst
Good evening, everyone, and congratulations.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Thank you, Shawn.

Shawn Harrison - Longbow Research — Analyst
First question, just wanted to follow up more on the cost side of the capacity expansion in Chengdu. As you start to, I guess, do some of the initial production potentially in the June quarter and the back half of the year, is there going to be a step up in cost ahead of revenues that maybe we should model some margin degradation as you bring that facility online?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Don’t forget, that facility start with very small quantities. So I think it — probably don’t need to.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I think we have some in our startup costs in the first quarter.

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
In the first quarter we do, because we are putting the facility together, we’re hiring people, finance people, planning people. We have hired some direct labor operators for training. So we are going to have expenses at least in the first quarter that aren’t covered by any revenue.

Keh-Shew Lu - Diodes, Inc. — President and CEO
And then other than that, the GPM should not be really affect that much.

Shawn Harrison - Longbow Research — Analyst
Got you. In the first quarter, is it half a million dollars? Is it less than that? Just trying to get an idea.

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
It was probably in that neighborhood.

Shawn Harrison - Longbow Research — Analyst
Okay. The second question I have is on North America, with, I guess, the adjustment that took place in the fourth quarter, particularly it sounds like in distribution.
Do you think everything is normalized now going into 2011? Or is there any chance of further normalization here during the first quarter?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes, I think we are in pretty good shape. As I mentioned the inventory is pretty healthy. Actually it went through last year very, very clean. They just kind of got ahead of themselves a little bit in the third quarter.
And actually, we wanted that to happen, because we wanted it to be our stock in place instead of other people’s stock in place, when they started canceling orders.
So we got our stock in there, and we are — it’s allowed us to maintain our POS run rate. And I think we are well positioned to grow our POS from our position today in first quarter and beyond.
I think we are in pretty good shape. I think the POP is still a little choppy, on the Distys. They don’t really know. They do have a good inventory position across all their lines.
They’re trying to decide whether they are going to be flat or they’re going to be down 5% in the first quarter or if they’re going to be up 20% for the year.
So I think that there is still a little — there is still a little hesitancy to reach out with great POP orders. But I think our inventory in first quarter will go down in the channel. But I think, all in all, it should just level into a good position.

Shawn Harrison - Longbow Research — Analyst
I guess the other side of that may be Europe, where you saw very strong in demand. Is that continuing into the March quarter? And also it looks like in the fourth quarter you did see a little bit of inventory build. But seems like the end markets in Europe are still very much your friend.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
Yes, the inventory build in Europe was very late, okay? And the market is going on — probably the strongest of all the markets we deal with.
So we were really a little bit surprised by the POP, by the strength of the POP, in December. Because European distributors have a tendency to turn off around the 10th and they were aggressively trying to get product in. And first quarter looks pretty solid so far, with POS. So I think that market is holding up better than we actually expected it going into the year.

Shawn Harrison - Longbow Research — Analyst
Okay. Thank you very much.

Operator
Your next question is from the line of Gary Mobley with Benchmark.

Gary Mobley - The Benchmark Company — Analyst
Hi, guys. I have a question for Rick to start out with. The R&D in the quarter was low, compared to your recent run rate. And I’m assuming it’s going to stay low in the first quarter.
So I’m just hoping you can provide a better understanding, of what’s going on there, on the R&D front?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Yes. In R&D, it was basically a compensation reserve adjustment that we made between the third and fourth quarter.
So we made some accruals in the third quarter, and we ultimately didn’t spend that much money in the fourth quarter.
So we — the difference was about that amount. But you won’t see that going forward, because those are — we’ll get back to the more normal 2011 status.

Gary Mobley - The Benchmark Company — Analyst
Normal, in the first quarter you mean?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Yes. Normal means basically accruing. And not reversing accruals.

Gary Mobley - The Benchmark Company — Analyst
Got you. Okay. And with the debt being redeemable in October, you’ll exit the year with what? Roughly $275 million in net cash? Should we think about all of that being available for acquisition? Or how much do you need for working capital requirements? And, as well, how much is offshore?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Well, we don’t break down where the money is. I will say, that it’s not all in the US, and we’ll need to have some money in the US, to pay off those convertible notes. But we’ve brought money back in the past, and we’ll do it again if we need to.
We will have to have some money for working capital. We’re investing in Chengdu and we’re going to continue to invest in CapEx and grow the output capacity. So you can say we need maybe $100 million, somewhere around that, for working capital to work with. And, other, on top of that, the rest of it is available, assuming that Keh-Shew doesn’t do some M&A activity with it.

Keh-Shew Lu - Diodes, Inc. — President and CEO
You have asked me how much money that available for M&A. You can take that $270 million, and minus $130 million for the convertible bond, and then say $100 million for working capital. Then we don’t have that much money there for M&A. So if I look at some sizable M&A, then I may need to do something.

Gary Mobley - The Benchmark Company — Analyst
Okay. I know you won’t give me — won’t be able to give me a precise number on this question. But for the 190 basis points sequential decline in gross margin for the first quarter, how much of that is attributable to lower fixed-cost coverage?
How much is attributable to chasing lower margin revenue? And then, how much is attributable to pay increase?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Okay. Number one, we cannot really break down that clearly. But number one, we do not have anything tracing for the lower margin, okay?
Like I say, we do not even have enough people to get the revenue we want to. We will not produce any product which produce much lower margins. So we — I don’t have anything contribute into the lower margin product revenue.

Gary Mobley - The Benchmark Company — Analyst
Okay.

Keh-Shew Lu - Diodes, Inc. — President and CEO
And if you can look at it, our utilization actually went down to about almost 90%. Utilization, equipment utilization went —

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
No, 13%. Because we’re —

Keh-Shew Lu - Diodes, Inc. — President and CEO
13%, yes.

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
In the past it went up 4%.

Keh-Shew Lu - Diodes, Inc. — President and CEO
I’ll put down 9%. Utilization go to 13%.
And those kind of utilization, when you go down 13%, you are going to hurt quite a bit, right? And another thing for us, 2% GPM, you are only talking about $3 million, $4 million, okay?
So that is why the GPM percent changes so much is because our revenue base is not big, so when you go down just $3 million, $4 million, you affect 2%.

Gary Mobley - The Benchmark Company — Analyst
All right, great. Thanks guys.

Operator
Your next question is from the line of Harsh Kumar with Morgan Keegan.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
Hey, Dr. Lu and Mark. Congratulations. Very good guidance in the quarter. Maybe, Mark, you can help me on this. Usually March is always a tough, interesting quarter. I’m curious about your color, as you see your markets for the four or five different end markets that you are in.

Which you think will be strong, which you think will be weak, which you think will be normal or abnormal?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
That’s a big — every quarter is a challenge. (Laughter)March is no exception to anything.
Actually, again I think I mentioned in my speech, that we just kind of see a healthy business environment. I think we look — we are seeing in improvements in areas, going into the year, that have been soft for a period of time. We are starting to see some good action on LED, and LCD TVs coming out of Asia. I think there is some improvement there. I think some notebooks look strong.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Notebooks actually run into some problems, because Intel have put a stop, because they are — you know their issue on that, okay? But fortunately, it is a type of the — it’s one offset and is not affect by Intel’s stop shipment. Oh, no — not stop shipment, Intel’s problem.
So therefore, if you put the notebook and the tablets together, for us, actually, like you say, it’s up.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
So consumer portables look pretty solid, as well as Smartphone. I think the automotive environment is quite healthy in European market and I think the industrial market continues to move forward.
So I think that when you come through the periods that have gone through, that we’ve gone through over the last couple of years, to be looking around the corner in the first quarter, and see a positive outlook and a healthy environment, I think is good enough for me.
I’m not so worried about the first quarter. I kind of worry about the next three quarters after the first quarter. We’re kind of already there.
So I just think it’s generally a healthy environment. We generally, in the long run, don’t take — if the market grows, in mid to low single digits, then generally, we can perform pretty well as a company.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
I guess, yes — no, that’s really helpful, Mark. Maybe I can rephrase the question a little bit differently.
Are there any areas you think will be up sequentially in the March quarter? And what would those be?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I’d say the consumer portables and tablets.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Yes.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
That’s pretty healthy. And then a competitive-type question. A couple of the other companies have talked about issues in the industrial market, basically talking a lot of inventory. I’m not suggesting that you have that issue.
Your revenues were down slightly. Have you seen that issue? And if so, just maybe talk about it— inventory in the industrial markets specifically as you see it for Diodes?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
In the industrial areas, I’m not seeing a great inventory problem. In the power supply market and the areas we play in, adapters and so forth, we are starting to see reasonably good demand.
Maybe it matches the end equipment that we play in, from the consumer portables area and so forth. So I can’t quote to that issue.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
Got it, very helpful. Thanks, guys, and congratulations.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
Thank you.

Operator
Your next question is from the line of Vijay Rakesh with Stern Agee.

Vijay Rakesh - Stern, Agee & Leach — Analyst
I was just looking at the — you mentioned 2011 was a pretty healthy environment. But when you look at this year, what do you think would be your key drivers? Where do you see growing upside among your markets? And also on the M&A side, what it is you are looking to fill on your portfolio? Where do you see some areas that are lacking there?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, when you are talking about our upside, you are talking about 1Q?

Vijay Rakesh - Stern, Agee & Leach — Analyst
No, for the year. For the year.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Oh, for the year? I think we, actually, we are going to grow in almost everywhere. Okay? Our MOSFET has come out very, very strong. Our transistor and our analog so I cannot really tell you one area, because we are, in the 2010, we have been gaining market share everywhere. We grow 41%. Obviously we gain the market share. We just don’t see anything that would slow us down, because by look at our design win activity, by look at our new products, we believe we will have another gaining market share year.
I don’t really just in one area. We are able to take advantage of our product portfolio, our region, and move around the products such that whenever the area give us best GPM dollar, we move. Okay?

Vijay Rakesh - Stern, Agee & Leach — Analyst
Okay.

Keh-Shew Lu - Diodes, Inc. — President and CEO
What is your next — other question?

Vijay Rakesh - Stern, Agee & Leach — Analyst
On the M&A side, what portfolio are you looking to fill? Already see you need to fill some products.

Keh-Shew Lu - Diodes, Inc. — President and CEO
When I look at M&A, I have different regions, different opportunities. So I don’t have anything, say, I’m going to buy something because I need to get into this product area. In the past I always say depend on where the opportunity. Then I look at what kind of synergy they can give to us. And as long as the synergy is good, and we can acquire this right away or within the twelve months and give me the good addition in something, then we will do it. So I happily say my M&A’s target at which area of the product family, I don’t have that in my mind.

Vijay Rakesh - Stern, Agee & Leach — Analyst
And lastly, just a housekeeping question, the tax rate, is it still 20% for the year?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Yes, I think we give the taxes —

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Yes, 17% to 23% in the first quarter.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
And for the year, about the same?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Approximately the same. We don’t give guidance on the year. But you can look at 2010. It was about 20%.

Mark King - Diodes, Inc. — SVP, Sales and Marketing
Right.

Harsh Kumar - Morgan Keegan & Co., Inc. — Analyst
Okay. Great. Thanks a lot, guys.

Operator
Your next question is from the line of Brian Piccioni with BMO Capital Markets.

Brian Piccioni - BMO Capital Markets — Analyst
Of course, congratulations on a very strong year and a great outlook. Of course, most of my questions have already been asked and answered.

In prior calls, we talked about your efforts to reduce costs through things like replacement of gold bonding with copper bonding and package reduction, size reductions, and stuff like that.
Now we are talking about labor cost savings by shifting around. I was wondering if there were any other things that you were targeting to sort of sustain your ability to maintain good profit margins despite fairly significant pricing pressures in the market.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Well, number one, the goal convert to copper, copper wire conversion, gold is the highest cost today we have seen in our manufacturing. So we are not there yet.
We still have a long way to continue reduce our gold cost. Our gold wire cost. So we going to continue our cost reduction effort in the gold wire elimination and convert to copper wire.
Then another area we are doing cost reduction is by when we grow up the revenue, our wafer usage will continue increase. And so we will have — if this support from internally, then we’ll continue able to reduce our wafer cost, because the volume or because the usage.
But at the same time now we are in a much better position to negotiate to get a low cost price of the wafer from our factory business.
Therefore, we just continue our effort of cost reduction, and I don’t see anything will be slow down or say slow it down. We are no longer able to do any cost reduction. That’s not the case.
We continue going to be able to knock that cost down, and to offset that labor cost at the same time, to offset ASP.
Another way we can reduce ASP effect — infection — actually impact is by changing the product mix aggressively, driving the new product. And you can see in the 2010, we have so many new product coming out, and obviously, the new product will give us a better GPM. And then to depress or reduce the effect by ASP reduction. So come on with a new product.
Come on with the wafer cost reduction, gold wire reduction. And we have so many things going on to reduce the cost the offset the ASP degradation and offset the labor shortage or labor cost increase.

Brian Piccioni - BMO Capital Markets — Analyst
In other words, you are not running at a runway here. You can see clear to keeping ahead of that curve then. That’s great.
Now, you had a question earlier about cash usage and everything else. I’ll just come out and ask directly. Has there been a decision made with respect to how you deal with the convertible debt? Whether you simply pay it off? Or refinance it?

Keh-Shew Lu - Diodes, Inc. — President and CEO
No decision made yet. Because it is still eight, nine months away from us. We just, number one, we get our money ready. So we do have our money ready so if we need to pay off, we pay it off. That is not an issue to us anymore. So just look at if I have an M&A target coming up, I need to do something to raise more money, then we’ll do it. But if no target coming up, we have enough cash to pay for the convertible bond.

Brian Piccioni - BMO Capital Markets — Analyst
Great. Okay. That’s my questions. Thank you very much.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Thank you.

Operator
Your next question is from the line of Suji De Silva with Thinkequity.

Suji De Silva - Thinkequity — Analyst
First of all, can you remind us what the 2Q seasonality is and if the constraints in the first quarter, as they come off, provide a tail wind for the second quarter?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Second quarter seasonality. How does that compare to where we are in the first quarter?

Keh-Shew Lu - Diodes, Inc. — President and CEO
I think we are now — we believe now we back to the normal cycles — semiconduct cycles.
I think you just look at how, historically, second quarter versus first quarter in the semiconductor cycle, then you can look at the estimation over there.

Suji De Silva - Thinkequity — Analyst
Okay. In line with semi’s typical seasonal events. What’s your target inventory level versus accrual level here? Just curious where you like to keep inventory for Diodes?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Am I back on?

Suji De Silva - Thinkequity — Analyst
I’m sorry? Can you hear me?

Keh-Shew Lu - Diodes, Inc. — President and CEO
Somebody is speaking in the background.

Suji De Silva - Thinkequity — Analyst
Oh, sorry about that. Can you tell me where your target inventory levels are typically, versus where you are?

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
Yes, we are somewhere in the 90 to 100 days. If you look at where we’ve been historically, that’s about where we are now.

Suji De Silva - Thinkequity — Analyst
Okay.

Richard White - Diodes, Inc. — CFO, Secretary and Treasurer
And we built up inventory for certain people. And if we increase our assembly test capacity, we have to increase raw materials and whip, so it will continue to go up, as we continue to grow.

Suji De Silva - Thinkequity — Analyst
Okay. And then last question, it sounds like to a prior question you said ASPs are relatively stable. Do you still expect them to decline year-over- year, on a 3% to 7% basis, or do you expect them to stay stable going forward?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I think we are going to have some ASP declines. We are going to have some pricing pressure. I don’t think it’s been clear — clarified yet what those are going to be. But pricing pressure is something that we — I have been here for 20 years and we go through the same pricing pressure pretty much.
There are some periods that are a little stronger than others. But in our product lines there’s always going to be pricing pressure.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Yes. All we need to do is put the pressure on the cost reduction and hoping the cost reduction can offset the ASP degradation and perhaps changing the product mix by doing the new quarter. We kind of know how to doing it, we just need to continue our effort to doing the same thing.

Suji De Silva - Thinkequity — Analyst
Great, thanks guys.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Okay.

Operator
Next question here is from the line of Steven Chin with UBS.

Steven Chin - UBS — Analyst
Great, thank you for squeezing me in here at the end. I want to ask about capacity, first or in general for the industry.
Just given some of the supply tightness at your competitors late last year and also given that, I think, in general, supply is still tight for a number of different types of products, what is your expectation for overall industry supply growth this year for both Discrete as well as Analog products that you play in currently?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I would say on the Analog side and the products we played last year, we didn’t see a significant amount of shortage. We thought it was a really more normalized cycle in the commodity standard linear product area.
From a Discrete side, we think the shortage has eased off in Q4 based on most of our competitors and most of the industry being down in that period.

But we do see some shortage opportunities going into this year. And I think that it’s possible that Discrete packaging stays relatively tight through the first half of the year.
Maybe a little bit of room in Q1 and I think maybe getting a little tighter. And I think in Q3, there is a possibility that it could be relatively tight again. Especially in certain product lines.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Especially you don’t really see that many people putting the capacity for the commodity product or for the standard product.
Everybody putting the capacity for the newer more complicated device. So when you go to Discrete or even standard Analog, you just don’t see that many people putting the CapEx in the packaging area that aggressively.
We probably the only few other companies aggressively putting capacity, 14% CapEx to address this market.

Steven Chin - UBS — Analyst
Okay. Got it. And then the other question I had was just in terms of products that you sell into either both the handset market, as well as into consumer portables, can you talk about any opportunities for increased product content in the semiconductor dollar content from the portfolio? Or maybe the ability to upsell higher margin products into some of those pockets that may be drivers for those two target areas this year?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I don’t think I can get too specific. But I can tell you that our content is growing for our products and those product areas are growing every day. We have had a lot of expansion in our MOSFET product lines that are specifically targeted in those areas.
A lot of stuff in our bipolar arena, some — it is very consistent with our miniaturization strategy and so forth.
I think that you can look at all of our key end equipment that we’re continuing try to add content in order to expand. That is a key part of our goal to sell more products to the same customers.

Steven Chin - UBS — Analyst
And, Mark, just a follow-up there, is it more Discrete content specifically or is it a combination Discrete and Analog content?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I think it’s a content of both and then throw in logic. Single-gate logic solves all problems in design. So we think the positioning of our logic product is very much in line with what we are trying to accomplish in those end equipments with our Discrete and our Analog thing. Clearly, we can move much faster in Discrete, because the design time for a new product is much shorter. But there’s still opportunities for both.

Steven Chin - UBS — Analyst
Okay. If I could squeeze one more in, just one last question on industrial market and perhaps Europe specifically.
In terms of the drivers of the industrial business, any thoughts as to how much longer that healthy demand will continue? And what’s underpinning it? I know it’s very broad-based. Is there potential for any positives?

Mark King - Diodes, Inc. — SVP, Sales and Marketing
I think that’s hard for me to say. The one thing I can say is that our product addressing that marketplace continues to grow every day. We are getting more and more products that were — that we’re going to make available to that marketplace with our SBR product line, as well as our DIODESTAR product line and our MOSFET product line.
A lot of the new product that we’re coming out with are very, very focused into those particular marketplace. We have got a lot of new solar parts in both — in our SBR line and so on. I think maybe the industrial market’s not as good as we say it is, but we just have more product to sell to it.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Especially after the Zetex acquisition. We are gaining to the industrial and automotive application, by expand Zetex product. It is really a good opportunity for us.

Steven Chin - UBS — Analyst
Okay. Perfect. Thanks. And congratulations on solid results again.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Thank you.

Operator
Ladies and gentlemen, that is all the time we have for questions today. This concludes this portion of the call.

Keh-Shew Lu - Diodes, Inc. — President and CEO
Thank you for your participation today. Operator, you may now disconnect.

Operator
Once again, ladies and gentlemen, thank you for your participation today. You may now disconnect your lines and everyone have a great day.